UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 6, 2022

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Silver City Road, PO Box 432, Eureka, UT	84628
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
 General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On J
uly
 6, 2022, Applied Minerals, Inc. (“AMI”) and its directors, Brady McCasland, Inc. (“BMI”), BMI Minerals Company (“BMCO”) and the majority holders of the outstanding principal amount of AMI’s Series A Notes and Series 2023 Notes (collectively, the “PIK Notes”) entered into an agreement described below. In consideration of BMI and BMCO agreeing to amend the Iron Sale Agreement, Mill Sale Agreement, Mining Operations Agreement and Milling Operations Agreement (collectively, the “Four Agreements”), entered into among AMI, BMI and BMCO on May 31, 2022, to remove the condition precedent that AMI enter into agreements to eliminate the outstanding balances of the Series A Notes and Series 2023 Notes, the PIK Notes, AMI and its directors agreed to the following:

(a) the PIK Notes and AMI will take reasonable actions necessary to protect the interests of
BMI
and
BMCO
as
described
in
the
Four
Agreements,
including
(i)
providing reasonable assurances in writing to BMI and BMCO that in the event of a future bankruptcy or other legal proceeding against AMI, neither the PIK Notes nor AMI will take any position or action that adversely affects or could adversely affect the interests of BMI and/or BMCO as described in the Four Agreements, and (ii) not opposing, or taking any action contrary to, any position taken by others that serves to protect the interests of BMI and BMCO as described in the Four Agreements;

(b) the PIK Notes will execute and deliver to BMI and BMCO a document prepared by
the
legal
counsel
of
BMI
and
BMCO
that
is
consistent
with
Section
(a). Up to a total of $20,000 of legal costs incurred by BMI and BMCO to have such document prepared shall be deducted from the remaining purchase price to be paid by BMI and BMCO under the Four Agreements. The holders of the majority of the outstanding principal of the Series A Notes will agree to waive any event of default that is caused or, that
could
be
caused,
by
the
execution
and/or
the
consummation
of
the
Four
Agreements or the action contemplated thereby (“Series A Waiver”). The holders of the majority of the outstanding principal of the Series 2023 Notes agree to waive any event of default that is
caused
or,
that
could
be
caused,
by
the
execution
and/or
the
consummation of the Four Agreements or the action contemplated thereby (“2023 Waivers”);

(c) Mario Concha, John Levy, Robert Betz and Geoffrey Scott, directors of AMI, have entered into a corporate resolution agreeing, upon
the
closing
of
the
Four
Agreements,
to
relinquish
payment
of all
accrued but unpaid Board Fees and Operations Committee Fees as those terms are used in AMI’s 2021
Proxy
Statement. Mr. Concha has agreed to relinquish payment of all compensation accrued but not paid during his tenure as CEO of AMI. Messrs. Concha, Levy and Betz, upon the closing of the Four Agreements, hereby resign as directors of AMI;

(d) AMI agreed to not use any proceeds received upon the closing of the Four Agreements to pay the accrued but unpaid salaries of former employees and directors of AMI;

(e) Upon the closing of the Four Agreements AMI
hereby
limits
the
maximum number of directors elected to its Board of Directors to five;

(f) Upon the closing of the Four Agreements, BMI will have the right to nominate, and the Board of Directors of AMI will use its best efforts to appoint or cause the election of a number of directors that is equal to one-third the number of directors of the Board of Directors of AMI.
If the number of directors is not divisible by three (3), the number of directors nominated by BMI will be rounded up to the next whole number. Unanimous approval of the Board will be required to approve (i) the assumption by AMI of any interest bearing
debt
and
(ii)
fees
paid
to
the
directors
for
Board
and
Committee
service.

(g) Upon the closing of the Four Agreement
holders
of
a
majority
of
the
principal
of the Series 2023 Notes hereby waive their rights under the 2023 Director Nomination Agreement to designate one person to be nominated for election to the Board of Directors of
AMI; and

(h) Upon the closing of the Four Agreements, AMI will pay a total of $375,000 to the holders of the majority of the outstanding principal of the Series A Notes in exchange for the Series A Waiver and a total of $375,000 to the holders of the majority of the outstanding principal of the Series 2023 Notes in exchange for the Series 2023 Waiver.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	July 11, 2022	/s/ CHRISTOPHER T. CARNEY
By: Christopher T. Carney
President and Chief Executive Officer